                                                                     EXHIBIT 4.4


                          VERIZON GLOBAL FUNDING CORP.

                              7 3/4% NOTE DUE 2030


                                               PRINCIPAL AMOUNT
                                               $____________ as revised by the
                                               Schedule of Increases in Global
                                               Security attached hereto.

                                               CUSIP No.
No.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, OR VERIZON COMMUNICATIONS INC., (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO

OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         VERIZON GLOBAL FUNDING CORP., a Delaware corporation (the "Issuer" or the "Company," which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FOUR HUNDRED MILLION DOLLARS, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on December 1, 2030, and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months), semiannually on June 1, and December 1 (the "Interest Payment Dates") of each year, commencing on June 1, 2001, at the rate per annum specified in the title of this Note from December 12, 2000 or the most recent Interest Payment Date to which interest had been paid or duly provided for.

         The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the May 15 or November 15 preceding such Interest Payment Date (the "Record Date"). Payment of the principal of (and premium, if any) and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and as otherwise provided in the Indenture.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of First Union National Bank, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         The undersigned hereby certifies that the Support Agreement endorsed hereon is a true and complete copy of the manually executed Support Agreement.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.



Dated: December 12, 2000



                                     VERIZON GLOBAL FUNDING CORP.


                                     By:
                                        ------------------------------------
                                           Name:  Janet M. Garrity
                                           Title:  President and Treasurer




                                     Attest:


                                     By:
                                        ------------------------------------
                                           Name:  Robert S. Fitzmire
                                           Title:  Chief Financial Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

FIRST UNION NATIONAL BANK,
    as Trustee


By:
   -------------------------------
   Authorized Officer

                                (Reverse of Note)

                          VERIZON GLOBAL FUNDING CORP.

         This Note is one of a duly authorized issue of Securities of the Company designated as its 7 3/4% Notes Due 2030 (the "Notes"). The Notes are one of an indefinite number of series of debt securities of the Company (the "Securities"), issued or issuable under and pursuant to an indenture (the "Indenture") dated as of December 1, 2000, between the Company, Verizon Communications Inc. ("Parent") and First Union National Bank (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, Parent, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. This Note is one of a series designated on the face hereof. The terms of other series of Securities issued under the Indenture may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture. The Indenture further provides that Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. Holders of the Notes are entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of December 12, 2000 (the "Registration Rights Agreement"), among the Company, Parent and the initial purchasers named therein. The Notes, any related Private Exchange Securities (as defined in the Registration Rights Agreement) and any related Exchange Securities (as defined in the Registration Rights Agreement) shall vote and consent together on all matters as one class, and none such securities shall have the right to vote or consent as a separate class.

         This Note is not subject to any sinking fund.

         If an Event of Default with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this series then Outstanding may declare the entire principal amount of the Notes of this series due and payable in the manner and with the effect provided in the Indenture.

         The Notes will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereof discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the Redemption Date (the "Redemption Price").

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Notes to be redeemed that would be utilized, at the time of selected and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five Reference Treasury Dealer Quotations, the average of all such quotations.

         "Independent Investment Banker" means Chase Securities Inc., J.P. Morgan Securities Inc. or Morgan Stanley & Co. Incorporated or, if such firms are unwilling or unable to select the Comparable Treasury Issue, an independent banking institution of national standing appointed by the Trustee.

         "Reference Treasury Dealer" means (1) Chase Securities Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and their respective successors, provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding the Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from the yields on a straight line basis, rounding to the nearest month) or (2) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain those yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

         The Indenture permits, with certain exceptions as therein provided, the Company, Parent and the Trustee with the consent of the Holders of more than a majority in aggregate principal amount of the Outstanding Securities of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of such Securities and any related coupons under the

Indenture; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, if any, or any premium payable upon redemption thereof; subject to certain exceptions, change any obligation of the Company to pay additional amounts pursuant to Section 1006 of the Indenture; change the Place of Payment on any Security or the currency or currency unit in which any Security or the principal or interest thereon is payable; impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption on or after the Redemption Date); impair any right of Holders of any Security to repay or purchase Securities at their option; reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Securities by the Company (or the time when such redemption, repayment or purchase may be made), (ii) reduce the percentage in principal amount of the Outstanding Securities of any particular series, the Holders of which are required to consent to any supplemental indenture, or any waiver, (iii) modify any of the provisions of Sections 513, 902 or 1006 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security or coupon with respect to changes in the references to "the Trustee" and concomitant changes in Sections 902 and 1006 of the Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 609, 61l(b), 901(6) and 901(7) of the Indenture, or (iv) except as provided in Section 901(12) of the Indenture, modify any of the provisions of the Support Agreement.

         A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

         The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series and any related coupons, on behalf of the Holders of all the Securities of that series, to waive certain past defaults under the Indenture and their consequences with respect to such series, except a default in the payment of principal of (or premium, if any) or interest, if any, on any Security of that series or a default with respect to a covenant or provision of the Indenture which cannot be amended without the consent of such Holder.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depositary is at any time unwilling or unable to continue as depository or if at any time the Depositary shall no longer be eligible under Section 303 of the Indenture and a successor depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or (y) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable, this Note shall be exchangeable for Notes in definitive form and in an equal aggregate principal amount. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.

         As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and of a like Stated Maturity and of like series and the same aggregate principal amount, with like terms and conditions having endorsed thereon the text of the Support Agreement, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         Holders of the Notes are entitled to the benefits of a Support Agreement between the Company and Parent in the form endorsed hereon.

         Prior to due presentment of this Note for registration of transfer, the Company, Parent or the Trustee and any agent of the Company, Parent or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, Parent, the Trustee nor any such agent shall be affected by notice to the contrary.

         Certain of the Company's and Parent's obligations under the Indenture with respect to Notes may be terminated if the Company or Parent irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, as provided in the Indenture.

         No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company or Parent in the Indenture or the Support Agreement, against any incorporator, stockholder, officer or director, as such, past, present of future, of the Company, Parent or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below:

         I or we assign and transfer this Security to

                 ----------------------------------------------
              (Print or type assignee's name, address and zip code)

                   ------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                       Your Signature:
     --------------------                                  --------------------


  Signature Guarantee:
                      ---------------------------------------------------------
                                          (Signature must be guaranteed)


------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

1.   [ ]   acquired for the undersigned's own account, without transfer; or

2.   [ ]   transferred to the Company or Parent; or

3.   [ ]   transferred pursuant to and in compliance with Rule 144A under the
           Securities Act of 1933, as amended (the "Securities Act"); or

4.   [ ]   transferred pursuant to an effective registration statement under the
           Securities Act; or

5.   [ ]   transferred pursuant to and in compliance with Regulation S under the
           Securities Act; or

6.   [ ]   transferred to an institutional "accredited investor" (as defined in
           Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed certificate containing certain representations and agreements (the form of which letter appears as Section 307 of the Indenture); or

7.   [ ]   transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933


Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                 ------------------------------
                                                            Signature

Signature Guarantee:


-------------------------                         ------------------------------
(Signature must be guaranteed)                              Signature


------------------------------------------------------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


------------------------
Dated:

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The following increases or decreases in this Global Security have been made:


                Amount of decrease in         Amount of increase         Principal Amount of this     Signature of authorized
   Date of      Principal Amount of this      in Principal Amount        Global Security following    signatory of Trustee or
   Exchange     Global Security               of this Global Security    such decrease or increase    Securities Custodian
   --------     ------------------------      -----------------------    -------------------------    -----------------------


                                SUPPORT AGREEMENT
                                     BETWEEN
                           VERIZON COMMUNICATIONS INC.
                                       AND
                          VERIZON GLOBAL FUNDING CORP.


         This Agreement, made and entered into as of October 31, 2000, by and between Verizon Communications Inc., a Delaware corporation ("Parent"), and Verizon Global Funding Corp., a Delaware corporation ("Subsidiary").

                              W I T N E S S E T H :

         WHEREAS, Parent is directly or indirectly the owner of 100% of the outstanding common stock of Subsidiary; and

         WHEREAS, Subsidiary has incurred, and from time to time will incur, indebtedness through (a) the public and non-public debt markets, (b) the issuance of commercial paper, (c) bank credit facilities, (d) negotiated loans,
(e) foreign exchange transactions or financial derivative agreements, (f) bid and performance bonds or financial agreements in respect of the activities of affiliates and subsidiaries of Verizon Investments Inc. and (g) structured transactions involving the issuance, repurchase or guarantee of the equity instruments of subsidiaries of the Parent (including any required capitalization of such subsidiaries) where the proceeds received from such structured transactions would be considered indebtedness for U.S. income tax purposes (all such debt instruments, loans, commercial paper, bank agreements, foreign exchange transactions, derivative agreements, bid and performance bonds, financial guarantees and other instruments that would be considered indebtedness for U.S. income tax purposes being hereinafter referred to as "Debt"), thereby incurring indebtedness to parties other than Parent and its affiliates; and

         WHEREAS, in order to enhance and maintain the financial condition of Subsidiary to enhance its ability to issue Debt, Parent and Subsidiary from time to time have entered into support agreements, including a Support Agreement dated as of April 3, 1998 (the "1998 Support Agreement"); and

         WHEREAS, Parent and Subsidiary desire to amend and restate the 1998 Support Agreement in its entirety as hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree that the 1998 Support Agreement shall be amended and restated in its entirety as follows:

         1. Stock Ownership. During the term of this Agreement, Parent will own directly or indirectly all of the voting capital stock of Subsidiary now or hereafter issued and outstanding.

         2. Net Worth. During the term of this Agreement, Parent shall cause Subsidiary to maintain at all times a positive tangible net worth, as determined in accordance with generally accepted accounting principles.

         3. Liquidity Provision. If, during the term of this Agreement, Subsidiary requires funds to make timely payment of interest, principal or premium, if any, on any Debt, and such funds are not obtainable by Subsidiary from other sources on commercially reasonable terms, Parent shall provide to Subsidiary, at its request, such funds either as equity or as a loan, at Parent's option, to assure that the Subsidiary will be able to pay such principal, interest and premium, if any, when due. If such funds are advanced to Subsidiary as a loan, such loan shall be on such terms and conditions, including maturity and rate of interest, as Parent and Subsidiary shall agree. Notwithstanding the foregoing, any such loan shall be subordinated in all respects to any and all Debt, whether or not such Debt is outstanding at the time of such loan.

         4. Waivers. Parent hereby waives any failure or delay on the part of Subsidiary in asserting or enforcing any of its right or in making any claims or demands hereunder.

         5. Rights of Lender. Except as may be provided in any indenture or agreement pursuant to which Debt is issued, any Lender (defined below) shall have the right to proceed directly against Parent without first proceeding against Subsidiary to enforce Subsidiary's rights under paragraphs 1, 2 and 3 of this Agreement or to obtain payment of any defaulted interest, principal or premium owed to such Lender. However, in no event may any Lender, on default by Parent or Subsidiary under the terms of the indenture or other agreement pursuant to which Debt is issued, or upon failure to comply with this Agreement by Parent or Subsidiary, have recourse to or against the stock or assets of Verizon Services Corp., Telecom Corporation of New Zealand Limited or any operating telephone company which may from time to time be owned directly or indirectly by Parent. The Term "Lender", as used in this Agreement, shall mean any Person, firm or corporation to which Subsidiary is indebted for the Debt or which is acting as trustee or authorized representative with respect to the Debt on behalf of such person, firm or corporation.

         6. Termination; Amendment. This Agreement may be modified or amended in a manner that adversely affects the rights of the holders of Debt only if all Lenders consent in advance and in writing to such modification or amendment. No modification or amendment to this Agreement relating to the provisions set forth in paragraphs 1, 2, 3 or 5 or this sentence shall be made unless Subsidiary applies to the Securities and Exchange Commission for an amended order relating to such modifications or amendment, and the Commission grants such amended order. This Agreement may be terminated by either the Parent or the Subsidiary by notice to the other party, provided that such termination shall be effective only after all outstanding Debt issued by the Subsidiary is paid in full.

         7. Notice. Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement to be in writing, shall be given or made or communicated by United States first class mail, addressed as follows:

If to Parent;                   Verizon Communications Inc.
                                1095 Avenue of the Americas
                                New York, New York  10036

                                Attention:  Senior Vice President and Treasurer

If to Subsidiary:               Verizon Global Funding Corp.
                                3900 Washington Street, 2nd Floor
                                Wilmington, Delaware  19802

                                Attention:  President and Treasurer

         8. Successors. The covenants, representations, warranties and agreements herein set forth shall be mutually binding upon, and inure to the mutual benefit of, Parent and its successors, Subsidiary and its successors and Lenders from time to time.

         9. Governing Law; Counterparts. This Agreement shall be governed by the laws of the State of New York. This instrument may be executed in counterparts and the executed counterparts shall together constitute one instrument.

                  IN WITNESS WHEREOF, the parties have set their hands and affixed their corporate seals as of the day and year first above written.

ATTEST:                                   VERIZON COMMUNICATIONS INC.


By: /s/ Robert W. Erb                    By: /s/ William F. Heitmann
   -------------------------------           ----------------------------------
    Assistant Secretary                      Senior Vice President and Treasurer
(SEAL)

ATTEST:                                  VERIZON GLOBAL FUNDING CORP.


By: /s/ Robert W. Erb                    By: /s/ Janet M. Garrity
   -------------------------------           ----------------------------------
    Secretary                                President and Treasurer
 (SEAL)